UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

ACQUIRED SALES CORP.
(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

 (801) 772-0438
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
[Missing Graphic Reference]

Item 1.01.                      Entry Into A Material Definitive Agreement.

On or about July 25, 2007 (the “Closing”), we sold 1,166,497 shares of our restricted common stock to the Roberti Jacobs Family Trust u/a/d 11-11-99 for $100,000. The 1,166,497 shares of our common stock represents 20% of our outstanding common stock.

Item 3.02.                      Unregistered Sales of Equity Securities

As described above, we sold 1,166,497 shares of our restricted common stock to the Roberti Jacobs Family Trust u/a/d 11-11-99 for $100,000. We believe the transactions to be exempt under Section 4(2) of the Securities Act of 1933, as amended, because they do not involve a public offering. We believe that this sale of securities did not involve a public offering on the basis that the trust is an accredited investor as defined in Rule 501 of Regulation D and because the trust was provided with material information about our company.  The shares sold were restricted securities as defined in Rule 144(a)(3). Further, the common stock certificate issued in connection with this private offering bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of legal counsel that registration is not required under the Securities Act of 1933.

Item 5.01.                      Change In Control Of Registrant.

Gerard M. Jacobs entered into irrevocable proxy agreements with the Roberti Jacobs Family Trust, Michelle Stratton, Alison Brewer, Leonard D. Hall, W. Reed Jensen, Brian Peterson, Liberty Capital LLC, Mark Peterson, Jason Carter, Kathy Carter, Kevin Cannon, Brian Williams, Dane Christensen who together owned an aggregate of 4,066,497 shares of our outstanding common stock. As a result of the irrevocable proxy agreements, Mr. Jacobs has voting control over 4,066,497 or 69.7% of our outstanding common stock. As a result of Mr. Jacobs’ voting control over the Company, he will effectively be able to determine through shareholder votes, the members of our Board of Directors; who our officers will be; whether we enter into any acquisitions or mergers in the future; and the direction of our business and our operations.

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

5.02(c) – (d)

On July 25, 2007, Gerard M. Jacobs agreed to join Acquired Sales Corp. (“Acquired Sales”) as Chairman of the Board of Directors, President, CEO (Principal Executive Officer), Secretary and Treasurer (Principal Financial Officer), effective as of July 27, 2007. Currently, Mr. Jacobs is not accruing a salary.

Gerard M. Jacobs, 52, has been the president of GMJ Holdings, Inc., Lake Forest, IL, a private investment firm since 2006. In 2001, Mr. Jacobs took control of Think Partnership Inc. (formerly known as CGI Holding Corporation), and served as its CEO and member of its board of directors until 2006. Under Mr. Jacobs’ guidance, Think Partnership grew into a leader in online marketing and advertising and later became listed on the American Stock Exchange (Amex symbol: THK). Mr. Jacobs is currently a member of the boards of several privately held companies, including, Miss Mimi Corporation, GMJ Holdings, Inc., and Environmental Waste Funding Corporation.

He received a law degree from the University of Chicago Law School, in 1978; and an A.B from Harvard University, in 1976 where he was elected to Phi Beta Kappa.

Mr. Jacobs’ brother James Jacobs is also a member of the board of directors of Acquired Sales.

There have been no transactions nor are there any proposed transactions between Acquired Sales and Mr. Jacobs that would require disclosure pursuant to Item 404(a) of Regulation SB.

Mr. Jacobs’ appointment as Chairman, President, CEO, Secretary and Treasurer has been approved by Acquired Sales’ board of directors at its July 25, 2007 meeting.

5.02(d)

On July 25, 2007, Acquired Sales’ Board of Directors increased the number of directors of Acquired Sales to eight and elected Joshua A. Bloom, Roger S. Greene, James S. Jacobs,
Michael D. McCaffrey, and Richard E. Morrissy to serve as members of Acquired Sales’ Board of Directors, effective July 27, 2007.

Joshua A. Bloom, M.D., 50, has been a practicing physician in Kenosha Wisconsin since completion of his training in 1988.  He is board Certified in Internal Medicine, Pulmonary Diseases and in Critical Care Medicine. He has been employed by United Hospital System (formerly known as Kenosha Hospital and Medical Center) in the Clinical Practice Division from 1995 to present. He has been in private practice at same address from 1988 to 1995.

Dr. Bloom has served on the board of directors of Kenosha Health Services Corporation since 1993 and the board of Hospice Alliance, Inc since 1994 and Medical Director there since 1998. He has also served on the board of the Beth Israel Sinai Congregation since 1998 where he has been president since 2004.

Dr. Bloom received a medical degree from the University of Illinois in 1982 and completed his residency in internal medicine in 1985 and fellowship in Respiratory & Critical Care Medicine in 1988; both at the University of Illinois. He received an MS in Organic Chemistry from the University of Chicago in 1978 and a BS in Chemistry from Yale College in 1977.

Roger S. Greene, 52, is the Managing Director and co-founder of Stanmore Capital Partners, LLC, a merchant banking firm that focuses upon the acquisition of small cash flow positive private companies, primarily in the health care services business.  He is also owner and CEO of Marquette Advisors, Inc., a firm that provides consulting in the same areas.  Current projects include a roll up of sleep diagnostic centers on behalf of Avastra, Ltd, an Australian public company.  Other health care services acquisitions have included companies in the blood plasma collection business and specialty medical education field.  Previously, he has worked with Brazos Fund and Lone Star Fund as general counsel. For Lone Star, Mr. Greene was responsible for negotiation and structuring of asset acquisitions from foreign entities. Prior to that time, he also worked on resolution and management of the assets of American Savings and Loan Association after the acquisition of American Savings Bank by the Robert M. Bass Group. Mr. Greene has also acted as a principal in real estate and operating company acquisitions.  Mr. Greene resides in California.

Previously, he was an attorney at Covington & Burling in Washington DC and Jackson, DeMarco & Peckenpaugh in Orange County, California.

Mr. Greene received a law degree from Harvard Law School, cum laude, and an AB in Economics from Harvard College, magna cum laude, phi beta kappa.

James S. Jacobs, MD, 53 is a Physician in the Department of Radiation Oncology, at St. Joseph Hospital in Denver, Colorado. He was previously the Resident Physician in Radiation Oncology at Rush Medical Center in Chicago, Illinois. Dr. Jacobs did a fellowship in Radiation Oncology at Rush Medical Center in Chicago, Illinois and an internal medicine internship and residency at the University of Colorado Medical Center in Denver, Colorado.

Dr. Jacobs received a BA in Neuroscience from Amherst College in Amherst, Massachusetts in 1975.

Michael D. McCaffrey, 61, is an attorney practicing in Irvine, California and specializing in commercial and business litigation. Mr. McCaffrey has tried more than 100 jury and non-jury trials, representing numerous large companies, institutional lenders, real estate developers, contractors and various public and private corporations, partnerships and sole proprietorships. He has had sole or primary responsibility for defense and prosecution of significant matters including real property secured transactions; real estate syndication/fraud; partnership disputes/accounting/dissolution actions; corporate control; insurance (policyholders’ interests and insurers’ interests); employment litigation; prosecution, defense and expert witness on professional liability claims involving attorneys and accountants; construction, including prosecution and defense of major defect cases; and various business tort cases.

Mr. McCaffrey received his Juris Doctor in 1974 from the University of Denver College of Law where he was a member of the University of Denver Law Review (qualified by class rank, top 5%) and received a B.S. in Engineering from UCLA in 1968.

Richard E. Morrissy, 53, is the Senior Research Specialist and project coordinator in the Pharmaceutical Sciences, School of Pharmacy, University of Illinois at Chicago. Mr. Morrissy is a project coordinator for the School of Pharmacy.  His duties include serving as project coordinator on four clinical trial research projects funded by the National Institutes of Health’s National Cancer Institute. The School of Pharmacy projects have involved multiple research projects utilizing Lycopene in restoring DNA damage in men’s prostates. The project at UIC’s internationally acclaimed Occupational Therapy School involved the setup and running of focus groups with impaired individuals to create a movement and activity computer survey for the World Health Organization.

During his tenure, Mr. Morrissy has managed clinical research trials including the submission of institutional review board documents and grant proposals, recruitment of subjects and data management and storage.  He has also designed and led focus groups, designed and critiqued research surveys, edited manuscripts and scientific journals.

He received a B.A. in History from Western Illinois University in 1976.

Other than the fraternal relationship between Gerard Jacobs and his brother James Jacobs, no other members of the board of directors are family members of any other board members or officers of Acquired Sales.

There have been no transactions nor are there any proposed transactions between Acquired Sales and Joshua A. Bloom, Roger S. Greene, James S. Jacobs, Michael D. McCaffrey, or Richard E. Morrissy that would require disclosure pursuant to Item 404(a) of Regulation SB.

5.02(a) – (b)

On July 25, 2005, we accepted the resignation of L. Dee Hall from the board of directors, and from all of his officer positions.

Item 6.                      Exhibits and Reports on Form 8-K.

(a)	Exhibits (filed with this report unless indicated below)

Exhibit 5.01.1	Shareholders Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

ACQUIRED SALES CORP.

Date: July 30, 2007	By: /s/ Gerard Jacobs
Gerard Jacobs
Chief Executive Officer
and member of the board